                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock

                                      of

                          Bucyrus International, Inc.

                                      to

                           Bucyrus Acquisition Corp.
                   a corporation formed at the direction of

              American Industrial Partners Capital Fund II, L.P.
                   (Not to be Used for Signature Guarantees)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock") of Bucyrus International, Inc., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach American Stock Transfer & Trust Company as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

    By Mail, Hand or             By Facsimile            Confirm Receipt of
   Overnight Delivery:           Transmission:         Facsimile by Telephone:
                                 (For Eligible
                              Institutions Only)

      40 Wall Street             (718) 234-5001             (718) 921-8200
       46th Floor
New York, New York 10005

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to Bucyrus Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of American Industrial Partners Acquisition Company, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 26, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

PLEASE CHECK RELEVANT BOX BELOW

Series and Certificate Nos. of Shares (if available):



 Common Stock, par value $.01

                                         Name(s) of Record Holder(s)

                                         _____________________________________

 Certificate Nos._____________________

 Number of Shares Tendered____________   _____________________________________
                                                 PLEASE TYPE OR PRINT

                                         _____________________________________

                                         Address(es):_________________________

                                         _____________________________________
                                                                    ZIP CODE

                                         Area Code and Tel. No.: _____________

                                         Signature(s): _______________________

                                         Dated: ______________________________


Check one box if Shares
will be delivered by
book-entry transfer:

[_] The Depositary Trust Company

[_] Philadelphia Depositary Trust Company

Account No.: __________________________

                                   GUARANTEE
                 (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company or the Philadelphia Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the New York Stock Exchange is open for business after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown here herein. Failure to do so could result in a financial loss to such Eligible Institution.

_____________________________________     _____________________________________
            NAME OF FIRM

                                                  AUTHORIZED SIGNATURE

_____________________________________     TITLE: ______________________________

               ADDRESS

                                          NAME: _______________________________
_____________________________________             PLEASE TYPE OR PRINT

              ZIP CODE

                                          DATED:                , 199
_____________________________________
     AREA CODE AND TELEPHONE NO.

 DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE
                     SENT WITH YOUR LETTER OF TRANSMITTAL.